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                                                                    Exhibit 24.2

                       MONOLITHIC SYSTEM TECHNOLOGY, INC.

                             CERTIFICATE OF OFFICER
                 RESOLUTION OF APPOINTMENT OF ATTORNEYS-IN-FACT

I, Fu-Chieh Hsu, do hereby certify that I am the duly elected, qualified and acting President of Monolithic System Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") and that the following is a true copy of certain of the resolutions signed by each member of the Board of Directors of the Corporation acting by unanimous written consent as of July 31, 2000:

                  RESOLVED: That the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to cause to be prepared and to execute and file with the Commission pursuant to the Act and the Rules and Regulations promulgated by the Commission thereunder, a Registration Statement on Form S-1, including the preliminary prospectus included therein, and all schedules and exhibits thereto, including the preparation and filing of requests for confidential treatment of portions of certain exhibits (the "Registration Statement"), relating to the registration in the offering of up to the number of shares of common stock (including shares to cover the Underwriters' over-allotment option) as shall be approved by the Pricing Committee established pursuant to this Consent;

                  RESOLVED FURTHER: That the officers of the Company, or any one of them, are hereby authorized, empowered and directed for and on behalf of the Company to cause to be prepared such amendments to the Registration Statement and such exhibits and schedules thereto as they may deem necessary or desirable or as may be required by the Commission, to cause such amendment or amendments when duly executed to be filed with the Commission, and to do such other acts or things and execute such other documents as they deem necessary or desirable to cause the Registration Statement, as amended, to comply with the Act and the Rules and Regulations promulgated by the Commission thereunder, and to become effective under the Act; and

                  RESOLVED: That each of the officers of the Company is hereby authorized and directed, in the name of and on behalf of the Company, or otherwise, to execute all such instruments, documents and certificates and to take all such further and other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable or proper to carry out the intent and accomplish the purposes of such resolutions.

         Pursuant to the foregoing resolutions F. Judson Mitchell, Chief Financial Officer and Secretary of the Company, and I have been authorized to exercise all powers of an

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                                                                    Exhibit 24.2

agent under the Securities Act and the rules and regulations thereunder, including the power to execute the registration statement on behalf of the Corporation and its directors.

         In witness whereof, I have executed this Certificate of Officer this 25th day of May 2001.



                                          By /s/ Fu-Chieh Hsu
                                             --------------------------
                                              Fu-Chieh Hsu